Exhibit 5.1
                                CONRAD C. LYSIAK
                          Attorney and Counselor at Law
                              601 West First Avenue
                                    Suite 503
                           Spokane, Washington   99204
                                 (509) 624-1478
                               FAX (509) 747-1770


                              December 20, 2004

Securities and Exchange Commission
450 Fifth Avenue N.W.
Washington, D. C.   20549

                              RE: AMP PRODUCTIONS, LTD.

Gentlemen:

     Please be advised that, I have reached the following conclusions regarding the above offering:

     1. AMP PRODUCTIONS, LTD. (the "Company") is a duly and legally organized and exiting Nevada state corporation, with its registered office located in Las Vegas, Nevada and its principal place of business located in Vancouver, British Columbia, Canada. The Articles of Incorporation and corporate registration fees were submitted to the Nevada Secretary of State's office and filed with the office on February 27, 2003. The Company's existence and form is valid and legal pursuant to the representation above.

     2. The Company is a fully and duly incorporated Nevada corporate entity. The Company has one class of Common Stock at this time. Neither the Articles of Incorporation, Bylaws, and amendments thereto, nor subsequent resolutions change the non-assessable characteristics of the Company's common shares of stock. The Common Stock previously issued by the Company is in legal form and in compliance with the laws of the State of Nevada, its Constitution and reported judicial decisions interpreting those laws and when such stock was issued it was duly authorized, fully paid for and non-assessable. The common stock to be sold under this Form SB-2 Registration Statement is likewise legal under the laws of the State of Nevada.

     3. To my knowledge, the Company is not a party to any legal proceedings nor are there any judgments against the Company, nor are there any actions or suits filed or threatened against it or its officers and directors, in their capacities as such, other than as set forth in the registration statement. I know of no disputes involving the Company and the Company has no claim, actions or inquires from any federal, state or other government agency, other than as set forth in the registration statement. I know of no claims against the Company or any reputed claims against it at this time, other than as set forth in the registration statement.

     4. The Company's outstanding shares are all common shares. There are no liquidation preference rights held by any of the Shareholders upon voluntary or involuntary liquidation of the Company.


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                              Securities and Exchange Commission
                              RE: AMP PRODUCTIONS, LTD.
                              December 20, 2004
                              Page 2

     5. The directors and officers of the Company are indemnified against all costs, expenses, judgments and liabilities, including attorney's fees, reasonably incurred by or imposed upon them or any of them in connection with or resulting from any action, suit or proceedings, civil or general, in which the officer or director is or may be made a party by reason of his being or having been such a director or officer. This indemnification is not exclusive of other rights to which such director or officer may be entitled as a matter of law.

     6. All tax benefits to be derived from the Company's operations shall inure to the benefit of the Company. Shareholders will receive no tax benefits from their stock ownership, however, this must be reviewed in light of the Tax Reform Act of 1986.

     7. By directors' resolution, the Company has authorized the issuance of up to 686,600 shares of common stock.

     The Company's Articles of Incorporation presently provide the authority to the Company to issue 100,000,000 shares of Common Stock, $0.0001 par value. Therefore, the 686,600 shares of common stock, when offered and sold in the manner described in the registration statement, will be duly authorized, fully paid, and non-assessable.

     I consent to filing this opinion as an exhibit to the Company's Form SB-2 registration statement.


                              Yours truly,

                              /s/ Conrad C. Lysiak
                              Conrad C. Lysiak